EX-4.u

                                         JACKSON NATIONAL LIFE
                                             INSURANCE COMPANY [GRAPHIC OMITTED]
                                               A Stock Company

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                  4 YEAR WITHDRAWAL CHARGE SCHEDULE ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL. THE BENEFITS DESCRIBED IN THIS ENDORSEMENT WILL CEASE UPON TERMINATION OF THE CONTRACT. THIS 4 YEAR WITHDRAWAL CHARGE SCHEDULE BENEFIT MAY ONLY BE ELECTED PRIOR TO THE ISSUE DATE. THE CONTRACT IS AMENDED AS FOLLOWS:

The CONTRACT DATA PAGE is amended by the addition of the following:

1. The following language is added:

   "4 YEAR WITHDRAWAL CHARGE              On an annual basis, this charge equals [0.25%] of the
   SCHEDULE CHARGE:                       daily net asset value of the Investment Divisions and is
                                          assessed in the first four (4) Contract Years."

2. The Withdrawal Charge schedule is deleted and replaced with the following schedule:

"WITHDRAWAL CHARGE:         COMPLETED YEARS SINCE
                              RECEIPT OF PREMIUM               PERCENTAGE
                                       0                         [4.50%
                                       1                          3.00%
                                       2                          1.75%
                                       3                          1.25%
                                      4+                          0.00%]"


                                        SIGNED FOR THE
                                        JACKSON NATIONAL LIFE INSURANCE COMPANY

                                        /s/ Clark P. Manning, Jr.

                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


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